Exhibit 99.1

Goldman, Sachs & Co| 32 Old Slip | New York, NY  10005
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October 3, 2005

Dear Investor:

We wish to inform you of certain upcoming changes being made to Goldman Sachs Hedge Fund Partners, LLC (the "Fund") effective January 1, 2006. The changes are summarized in the attached Annex.

Some of the changes relate to modifications to your redemption rights. We periodically review the redemption provisions of our funds, including the Fund, to ensure prudent alignment with those of the underlying investment funds in which the Fund indirectly invests. As a result of this review, we are amending the Fund's limited liability company agreement to permit redemptions on a quarterly basis rather than on a semi-annual basis. Accordingly, beginning in calendar year 2006, with the appropriate notice and subject to the limitations on redemption or lock-ups otherwise applicable to your units in the Fund ("Units"), you may redeem your Units as of the time immediately prior to the opening of business on each January 1, April 1, July 1 and October 1. Over the last several years, we have noticed a trend toward longer notice periods among investment funds.
Therefore, the Fund is making certain changes to the notice period and other provisions related to redemptions, the specific terms and risks of which are described in the attached Annex.

Other changes being made to the Fund are intended to reduce administrative burdens and costs to the Fund and to standardize terms across our various funds. These changes, and certain related risks, are also described in the attached Annex.

The Fund filed a Form 8-K with the Securities and Exchange Commission on October 3, 2005 that discusses the proposed changes. The Form 8-K includes a form of the amended and restated limited liability company agreement (the "Amended LLC Agreement") that reflects many of the changes described in the attached Annex. The Amended LLC Agreement will take effect beginning January 1, 2006. We will send you a copy of the Amended LLC Agreement upon request.

You may redeem the Units you currently hold in the Fund before the upcoming changes take effect. Should you wish to exercise this right, you may do so on the Fund's next scheduled redemption date, January 1, 2006, provided that your redemption request is received in writing no later than Wednesday, November 2, 2005. The minimum holding period applicable to your Units, if any, will be waived for purposes of such redemption. Alternatively, if you wish to continue your investment in the Fund but object to the liquidity changes described in the attached Annex under "Changes to the Fund's Liquidity" or the amendment changes described under "Dissolution Rights" applying to your Units, please notify the Fund in writing no later than Wednesday, November 2, 2005. If you do not provide a redemption request or notice of objection by Wednesday, November 2, 2005, you will be deemed to have consented to the changes described in the attached Annex.

We recommend that you review the attached Annex as it describes material changes being made to the Fund and certain related risks.

Please do not hesitate to contact your Goldman Sachs Investment Professional if we can be helpful to you in any way, including in connection with any questions you may have concerning the changes taking place to the Fund.

                                       Very truly yours,

                                       GOLDMAN SACHS HEDGE FUND STRATEGIES LLC

                                                                          ANNEX
                                                                          -----


                             SUMMARY OF CHANGES
                                     TO
                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                 (to take effect beginning January 1, 2006)


This summary describes certain changes to be made to Goldman Sachs Hedge Fund Partners, LLC (the "Fund"). These changes will go into effect on January 1, 2006. Certain of these changes will be reflected in an amendment to the Fund's limited liability company agreement (the "Amended LLC Agreement"). This summary is qualified in all respects by the description of such changes in the Amended LLC Agreement. Please contact your Goldman Sachs Investment Professional to request a copy of the Amended LLC Agreement.

                      CHANGES TO THE FUND'S LIQUIDITY
                      -------------------------------

REDEMPTION REQUESTS WILL BE PERMITTED ON A QUARTERLY BASIS (RATHER THAN SEMI-ANNUALLY). The Amended LLC Agreement will permit redemptions on a quarterly basis rather than on a semi-annual basis. Accordingly, beginning in calendar year 2006, with the appropriate notice and subject to the limitations on redemption or lock-ups otherwise applicable to your units in the Fund ("Units"), you may redeem your Units as of the time immediately prior to the opening of business on each January 1, April 1, July 1 and October 1.

REDEMPTION REQUESTS WILL REQUIRE A 91 DAY NOTICE PERIOD. After January 1, 2006, you will be required to provide the Fund with written notice of a redemption request at least 91 days prior to the applicable valuation date, which is the day immediately preceding the applicable redemption date, rather than the 60 day notice period previously required. Over the last several years, we have noticed a growing trend among certain investment funds to require longer notice periods. We believe that in order to meet our investors' redemption requests and to avoid causing imbalances in our portfolio holdings, it is prudent to match to a significant extent the investors' notice periods with the notice periods of the underlying investment funds. As a result, certain of the underlying sector funds (each, a "Sector Fund") in which the Fund invests, and consequently the Fund, will soon require a 91 day notice period for redemptions.

Once a redemption request is made, it cannot be voluntarily rescinded. Accordingly, you will bear the risk that the Fund's net asset value ("NAV") may fluctuate significantly in the period between the date by which redemption requests must be submitted and the date as of which such Units are valued for purposes of such redemption. Lengthening the notice period potentially increases the risk of variation in the Fund's NAV between the date of the redemption request and the applicable valuation date and further increases your burden of having to make a decision based on valuation information that is not proximate to the date on which Units are valued by the Fund for purposes of effecting such redemptions.

THE FUND IS ADOPTING A 25% "GATE," WHICH MAY LIMIT THE AMOUNT OF INTERESTS THAT MAY BE REDEEMED ON ANY SINGLE REDEMPTION DATE. In order to permit the Fund to avoid disproportionately high redemptions on any particular redemption date, which could have an adverse effect on the Fund's portfolio mix and therefore on those investors not redeeming all of their interests in the Fund, the Fund is instituting a limit on the amount of outstanding interests in the Fund that may be redeemed on any particular redemption date, also known as a "gate." Pursuant to the gate, if outstanding redemption requests for any redemption date total in the aggregate more than 25% of the net asset value of the Fund, Goldman Sachs Hedge Fund Strategies LLC (the "Managing Member") may, in its sole discretion, refuse to redeem Units in excess of the 25% threshold. If this occurs, the requests for redemption on such date will be reduced ratably and the unredeemed Units will be redeemed on a subsequent regular redemption date in priority to any subsequent redemption request.

The intention of a gate is to attempt to reduce potentially adverse effects on the Fund's investment mix and potential disruption of the Fund's investment strategy that could occur should the Fund be required to liquidate significant portions of its investment portfolio over a relatively short period. This risk is particularly acute as the Sector Funds in which the Fund invests impose similar liquidity restrictions, which from time to time may limit the Fund's ability to redeem its interests in such Sector Funds. Members whose redemption requests are delayed because of the application of the gate (i) will not be able to liquidate all of their interests in the Fund as quickly as they may have desired, and (ii) with respect to the unredeemed portion of their holdings, will be required to bear the risk of fluctuations in the Fund NAV until such remaining holdings can be liquidated.

                    COMMODITY EXCHANGE ACT REGISTRATION
                    -----------------------------------

The Managing Member currently provides you with quarterly reports required to be provided by commodity pool operators registered under the U.S. Commodity Exchange Act of 1974, as amended (the "Commodity Exchange Act"). Because operating as a registered commodity pool operator under the Commodity Exchange Act creates added administrative burden and cost to the Fund and the Managing Member, the Managing Member has determined to operate the Fund as if the Managing Member were exempt from registration as a commodity pool operator under the Commodity Exchange Act, as permitted under Rule 4.13(a)(4) under the Commodity Exchange Act. Therefore, beginning on January 1, 2006, the Managing Member will operate the Fund as if the Managing Member were exempt from registration as a commodity pool operator pursuant to such Rule 4.13(a)(4) because Units (i) are exempt from registration under the U.S. Securities Act of 1933, as amended, and are being offered and sold without marketing to the public in the United States, and (ii) may be purchased only by persons who are "qualified eligible persons" as defined in Rule 4.7 under the Commodity Exchange Act (the "Rule 4.13 Conversion"). Pursuant to Rule 4.13(a)(4), the Managing Member will no longer be required to, and will no longer, deliver to you quarterly reports otherwise required to be delivered under the Commodity Exchange Act. Moreover, the Managing Member will not be required to deliver to you the certified annual reports and disclosure documents that it would otherwise be required to deliver pursuant to the Commodity Exchange Act. Such documents may have contained certain disclosures that are not included in the Fund's confidential private placement memorandum or any reports that will be provided to you going forward. Please note that you will continue to receive the audited financial statements of the Fund, and, if your Units are held in a brokerage account at Goldman, Sachs & Co., your monthly brokerage statements will continue to include the estimated value of your Units.

                             DISSOLUTION RIGHTS
                             ------------------

THE MEMBERS, BY MAJORITY VOTE, WILL BE ABLE TO DISSOLVE THE FUND. Currently, the members (by the affirmative vote of members holding at least 66-2/3% of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage any Units held by Goldman, Sachs & Co., its affiliates, employees and officers) may terminate the Managing Member or dissolve the Fund. After January 1, 2006, at any time, at a meeting validly called for such purpose (such meeting, the "Dissolution Meeting"), the members may, by the affirmative vote of members holding at least a majority of the voting power, based on NAV, of the outstanding Units (excluding Units held by the Managing Member, Goldman, Sachs & Co. and any affiliate or employee of the Managing Member or Goldman, Sachs & Co. (collectively, the "Managing Member Units")), cause the dissolution of the Fund. There will no longer be an opportunity to remove the Managing Member. Under the new policy, a dissolution is subject to certain additional procedures and requirements that will be set forth in the Amended LLC Agreement, including, among others, that (i) one or more members holding at least 1% of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage the Managing Member Units) request in writing that the Managing Member send a notice to the members soliciting them to make a request in writing that the Managing Member call a Dissolution Meeting, (ii) members holding at least 20% of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage the Managing Member Units) request in writing that a Dissolution Meeting be called, and (iii) the Dissolution Meeting has a quorum of members, in attendance in person or by proxy, holding a majority of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage the Managing Member Units).

In the event of an affirmative vote in favor of dissolving the Fund at a Dissolution Meeting, the Managing Member will seek to liquidate the Fund as soon as reasonably practicable (including by submitting redemption requests to the underlying Sector Funds within 30 days of such vote), and the Fund will be wound up in accordance with the terms of its Amended LLC Agreement and applicable law.

On or before August 25, 2006, the Managing Member may, in its sole discretion, amend, delete or waive any of the provisions relating to the dissolution of the Fund by the members described above without prior notice to or consent of the members. Thereafter, the dissolution provisions will become permanent.

                               OTHER CHANGES
                               -------------

THE FUND MAY CREATE CLASSES OF UNITS OFFERED TO NON-RESTRICTED PERSONS IN ORDER TO PERMIT THE FUND TO INVEST IN "NEW ISSUES." The Fund does not currently intend to participate in "new issues," as such term is defined under National Association of Securities Dealers, Inc. Rule 2790, as amended, supplemented and interpreted from time to time (the "NASD Rule"), but this intention could change at any time as determined by the Managing Member in its sole discretion. If the Managing Member in the future determines that the Fund will participate in new issues, the Fund will have the ability to create one or more additional classes (or sub-classes) of Units that would be offered only to those members who are not "Restricted Persons" under the NASD Rule (and therefore generally permitted to participate in new issues), and only such classes (or sub-classes) of Units would be permitted to invest in and have a participatory interest in such new issues. Should the Fund elect to participate in new issues, investors wishing to invest in or have a participatory interest in such new issues will be required to establish to the satisfaction of the Managing Member that they are eligible to hold such Units. Investors participating in new issues may have returns on their investment that are materially different from the returns on investment obtained by investors that do not participate in new issues.

THE FUND MAY HEDGE TO REDUCE POTENTIAL RISKS. Consistent with the Fund's investment strategy, the Managing Member may, from time to time and in its sole discretion, employ various hedging techniques with the intent of reducing certain potential risks to which the Fund's portfolio may be exposed. These hedging techniques generally will involve the use of derivative transactions, including swaps, futures and forward contracts, exchange-listed and over-the-counter put and call options, currency contracts, and interest rate transactions. The Managing Member is not required to hedge and there can be no assurance that hedging transactions will be available or, even if undertaken, will be effective. Members should be aware that the successful use of hedging techniques will minimize the risk of loss to the Fund, but will also tend to limit potential gain. In addition, because the Fund may have incomplete information regarding the amount of exposure to which the Fund's investments are subject or for other reasons, the Fund may not be able to precisely match the level of hedging to the level of exposure. Consequently, it may be the case that the loss on a hedge may be greater than gains in the value of the Fund's positions. The Fund also may be exposed to both counterparty risk and settlement risk in connection with its hedging activity.

TEMPORARY AND DEFENSIVE STRATEGIES. The Fund and the Sector Funds may, from time to time, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to minimize volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund and the Sector Funds from achieving their investment objectives.

THE FUND MAY INVEST WITH THIRD-PARTY ADVISORS OUTSIDE OF AN INVESTMENT IN A GOLDMAN SACHS MANAGED SECTOR FUND. Currently, the Fund invests in the Sector Funds, each of which allocates assets to independent investment managers ("Advisors"). As of January 1, 2006, the Fund may allocate assets to Advisors other than through investments in the Sector Funds. This additional flexibility will permit the Managing Member to make asset allocations that otherwise may be limited, or may not be available, by investing only through the Sector Funds.

TAX ALLOCATIONS. Currently, the Managing Member may specially allocate items of Fund taxable income and gain to a redeeming member who would otherwise recognize a gain on redemption of the member's Units, in order to reduce or eliminate the difference between the amount of redemption proceeds with respect to such Units and the member's tax basis in such Units. Beginning on January 1, 2006, the Managing Member will have the additional flexibility to make special allocations of loss and deduction to a redeeming member that would otherwise have recognized a loss (with the same intent to reduce the difference between redemption proceeds and tax basis). The Managing Member may also make similar special allocations to the Managing Member with respect to withdrawals from its incentive allocation account. In addition, beginning on January 1, 2006, the Managing Member will have the right generally to adjust the allocation of items of Fund taxable income, gain, loss and deduction among the members as the Managing Member in its sole discretion deems equitable and necessary or desirable. These special allocations are susceptible to challenge by the Internal Revenue Service and if such allocations are successfully challenged by the Internal Revenue Service, the Fund's items of income and gain or loss and deduction allocable to the remaining members will be increased.

Pursuant to U.S. Treasury Department Circular 230, the Fund is informing investors that (i) the statements concerning U.S. federal tax matters set forth above are not intended and were not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws that may be imposed on the taxpayer, (ii) the statements concerning U.S. federal tax matters set forth above were written in connection with the promotion or marketing by the Fund and the placement agent of the Units, and (iii) each taxpayer should seek advice based on its particular circumstances from an independent tax advisor.

THE AMENDED LLC AGREEMENT HAS BEEN GENERALLY UPDATED. In addition to reflecting the changes described above, the Amended LLC Agreement has been updated to standardize terms across the Managing Member's various funds, including the following:

          o Valuation of underlying investment fund and portfolio company interests. The value of the Fund's assets will principally be based on the value of the Fund's interests in the Sector Funds. Beginning on January 1, 2006, the administrator of each Sector Fund in which the Fund invests will be given the additional flexibility to modify the value of an interest in an underlying investment fund from the value reported by the Advisor of such investment fund, if the administrator determines, in its sole discretion, that any such valuation is inaccurate or incomplete. In that case the Sector Fund's administrator may, in its sole discretion, determine the fair value of the investment based on information available to, and factors deemed relevant by, such administrator at the time of such valuation. In addition, assets of the Sector Funds that are invested in portfolio companies will be valued by the administrator at fair value in a commercially reasonable manner.

               As described above, beginning in 2006, the Fund may allocate assets to Advisors other than through investments in the Sector Funds. These assets will be valued by the
               Administrator in accordance with the following: (i) the assets of the Fund that are invested in investment funds will be valued in accordance with the terms and conditions of the respective governing agreement of each investment fund as reported to the Fund, provided that if the Administrator determines, in its sole discretion, that any such valuation is inaccurate or incomplete, the Administrator may, in its sole discretion, determine the fair value of the investment based on information available to, and factors deemed relevant by, such Administrator at the time of such valuation; and (ii) the assets of the Fund that are invested pursuant to investment management agreements or in portfolio companies will be valued by the Administrator at fair value in a commercially reasonable manner. All other assets of the Fund will be assigned such value as the Administrator may reasonably determine.

          o Suspending redemptions because of no underlying investment fund valuations. Currently, the Managing Member may suspend redemptions when (among other things) the Fund is unable to withdraw sufficient funds from underlying Sector Funds or otherwise to meet redemption requests or in circumstances when the disposal of part or all of the Fund's assets to meet such redemption requests would be prejudicial to members. In order to help ensure that the Fund would not be required to redeem Units when the Fund's NAV is uncertain, the Amended LLC Agreement makes clear that the Managing Member can suspend redemptions during any period in which any underlying Sector Fund, investment fund or portfolio company has suspended redemptions or the calculation of its NAV.

                                   * * *

If you have any questions regarding the foregoing or if you wish to receive a copy of the Amended LLC Agreement, please contact your Goldman Sachs Investment Professional.